EXHIBIT 13.4

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 6-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                          Report of Foreign Issuer
                    Pursuant to Rule 13a-16 or 15d-16 of
                    the Securities Exchange Act of 1934


For the Quarterly Payment Date on August 15, 2000

                        Crusade Management Limited,
                        ---------------------------
            as manager of the Crusade Global Trust No. 1 of 1999
           (Exact name of Registrant as specified in its Charter)

          Level 11, 55 Market Street, Sydney, NSW 2000, Australia
                 (Address of principal executive offices)

         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                      Form 20-F X        Form 40-F
                             -------

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                        Yes             No     X
                            --------       --------


         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-____________________.

Other Events

         On the Quarterly Payment Date falling on August 15, 2000, AXA Trustee Limited, in its capacity as issuer trustee (the "Issuer Trustee") will make a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").

Financial Statements and Exhibits

         (c) Exhibits

         See page 4 for Exhibit Index

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 1999, by the undersigned, thereunto duly authorized.


                                 Crusade Management Limited,
                                 as Trust Manager for the Crusade
                                 Global Trust No. 1 of 1999,
                                 -----------------------------------
                                 (Registrant)



Dated: August 15, 2000           By:   /s/ Roger Desmarchelier
                                     ---------------------------------------
                                       Name:  Roger Desmarchelier
                                       Title: Executive Manager Securitisation

Exhibit Index
-------------------------------------------------------------------------------

Exhibit            Description
-------            -----------
-------------------------------------------------------------------------------

99.1               The Noteholders Report for the Quarterly Payment Date on
                   August 15, 2000
-------------------------------------------------------------------------------

                             NOTEHOLDERS REPORT
                     CRUSADE GLOBAL TRUST No. 1 of 1999
               Quarterly Payment Date falling on Aug 15, 2000


Bond Information in US$


                                                       Interest     Interest         Principal          Charge
               FV Outstanding        Bond Factor       Rate         Payments         Distributions       Offs
Class A1        $52,200,241.15         17.400080%      6.97000%    $2,058,141.51    $63,346,347.02      $0.00
Notes

Class A2       $569,000,000.00        100.000000%      6.70500%   $10,251,483.33             $0.00      $0.00
Notes

Class A3       $125,000,000.00        100.000000%      7.14000%    $2,280,833.33             $0.00      $0.00
Notes




 Principal Collections Information in AUD
-----------------------------------------


         Scheduled Principal Payments:            $9,739,108.34

       Unscheduled Principal Payments:           $95,856,212.61

                              Redraws:          ($7,838,612.59)

                Principal Collections:           $97,756,708.36

                Principal Charge Offs:                    $0.00

                       Principal Draw:                    $0.00

                  Available Principal:           $97,756,708.36

                Principal Distributed:           $97,756,708.36

                   Principal Retained:                    $0.00
                                            --------------------


 Total Available Funds in AUD
-----------------------------

                     Available Income:          $28,691,351.46

                       Principal Draw:                   $0.00

                       Liquidity Draw:                   $0.00
                                                --------------

                Total Available Funds:          $28,691,351.46


                                    Exh-1

Redraw/Liquidity Utilization
----------------------------

                     Redraw Shortfall:           $0.00

         Redraw Carryover Charge Offs:           $0.00

                       Liquidity Draw:           $0.00

                  Liquidity Shortfall:           $0.00




Arrears Information
-------------------

                                         % of pool (by number)

                         31 - 59 days:           0.55%

                         60 - 89 days:           0.16%

                             90+ days:           0.08%

                             Defaults:            Nil

                               Losses:            Nil




Payment Information (CPR)
-------------------------

                                           Jul-00       Jun-00        May-00

                            1 mth CPR:     21.70%        27.40%        26.46%




Pool Information in AUD
-----------------------

         Outstanding Principal of Fixed Rate Housing Loans:     $293,670,593.94

  Outstanding Principal of the Variable Rate Housing Loans:     $867,159,961.44

                                           Number of Loans:              12,590

                              Weighted Average Current LVR:              58.29%

                                         Average Loan Size:             $92,203

                                Weighted Average Seasoning:          39.01 mths

                         Weighted Average Term to Maturity:            247 mths



                                         Exh-2